UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2006

KOMAG, INCORPORATED
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16852	94-2914864
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1710 Automation Parkway, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-576-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On January 31, 2006, Komag, Incorporated ("Komag" or the "Company") entered into a third amendment to its strategic supply agreement with Western Digital Technologies, Inc., a wholly owned subsidiary of Western Digital Corporation ("WDC") for increased media supply in 2006 and early 2007 in connection with a related increase in production capacity. This agreement calls for certain purchase commitments and pre-payments by WDC and certain supply commitments by Komag for finished media.

In order to meet the increased customer commitments for finished disks, the Company will purchase additional production equipment and accelerate delivery of some equipment for both finished media, as well as aluminum substrates included in the capacity expansion currently in process for the second half of 2006. As a result, total finished disk capacity is now expected to approximate 43 million disks by the end of 2006. Due to the purchase of additional equipment and the acceleration of delivery and installation of some previously scheduled equipment, the Company currently expects 2006 capital spending related to finished media and substrates to range from $250 million to $300 million, compared to prior estimates of $200 million to $250 million.

This report contains forward-looking statements relating to levels of incremental new media capacity expected to be added by the Company in 2006, and the Company’s expected capital expenditures for 2006. These statements involve known and unknown risks and uncertainties that may cause the Company’s or its industry's results, level of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to achieve its operating yield, cost and profitability targets, changes in the currency exchange rate for the Malaysian ringgit as a result of the managed float system, continued customer demand and the impact of demand variation on factory utilization, the performance by the Company and its customers of their obligations under the respective increased capacity arrangements, changes in demand as a result of the proposed Seagate/Maxtor merger or otherwise, the Company’s ability to increase its capacity, variability in demand and associated impact on average selling price of disks, the Company’s ability to satisfy customer qualification requirements and meet shipping demands, the Company’s expectation that industry unit demand will continue to grow and not decline and, the Company’s ability to produce new generation disks in volume and the other factors described in the Company’s reports filed with the Securities and Exchange Commission, including, but not limited to, its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOMAG, INCORPORATED

February 2, 2006	By:	Kathleen A. Bayless

Name: Kathleen A. Bayless
Title: Senior Vice President, Chief Financial Officer